Exhibit 99.2
Banks Prospect
Project Outlook
Overview
The Banks Prospect is located approximately 18 miles north, northeast from Watford City, North Dakota in Townships 152 and 153 North, Ranges 97, 98 and 99 West. Basic has acquired approximately 20% of 13,000 non-contiguous, net acres in this area. Originally planned to position the Company in the developing, though unproven, extension of the Bakken horizontal play into North Dakota, efforts are now focused on developing the Rival formation potential in this area using horizontal drilling technology. The project is operated by Missouri Basin Well Service.
With over ten partners, three of which have 20%, Basic has some input into the development of this prospect. However, as a non-operator in this venture, Basic does not control either the strategy or pace of development. Indeed, several proposals to drill, kick-off, recomplete and/or stimulate have been proposed, discussed, accepted and then abandoned as information and performance becomes available. This situation is of course exacerbated by a shortage of rigs and crews in the Williston basin. Despite this, the Company continues to press its partners to prudently evaluate this prospect.
While the primary focus in this area is now the Rival formation, Basic still owns rights to the underlying Bakken formation and has one wellbore, the State #16-1H, that has a horizontal Bakken section that could be exploited. However, until such time as either offset Bakken production is demonstrated or a breakthrough in stimulation technology or application is made, Basic and its partners have little interest in pursuing Bakken development in this immediate area.
Wells
In the year ended March 2006, Basic and its partners drilled three wells on this prospect: The State #16-1H, the LM #1, and the LM #2.
The State #16-1H was drilled in November 2005 and was originally planned as a Bakken horizontal test. While heading to the Bakken, when the Rival formation was penetrated it yielded good formation “shows” and a drill stem test that tested “gas to surface”. When subsequent indications from the horizontal Bakken wellbore were not encouraging, the Company and its partners elected to pursue development of the Rival formation. The well is now completed vertically in the Rival and is currently unstimulated. In August 2006 the well pumped approximately 873 barrels of oil and 563 barrels of water.
The LM #1 began drilling in January 2006 and was originally planned as a vertical Rival test. The Rival formation in this wellbore had poor formation shows relative to the State #16-1H and a drill stem test was not conducted. The well was completed based on the success of the State #16-1H and was not commercially productive. Efforts to improve production with a hydraulic stimulation were also unsuccessful. Currently, the well is temporarily abandoned. However, the well is being evaluated for further development following further evaluation of the State #16-1H and the LM #2.
The LM #2 began drilling in February 2006 and was also originally planned as a vertical Rival test. However, following poor formation shows and a marginal drill stem test vertically in the Rival formation, Basic and its partners elected to drill this well horizontally in the Rival. The well is now completed horizontally in the Rival formation and remains unstimulated. In August 2006 the well pumped approximately 2,507 barrels of oil and 2,923 barrels of water.

Offset Operators
Zenergy, Inc., a Tulsa, Oklahoma based company also has operations in the immediate area of the Banks Prospect. The majority of Zenergy’s acreage is south of Basic’s. However, their acreage directly offsets ours and in some cases is co-mingled or undivided within an anticipated drill site spacing unit. As of September 2006, Zenergy has drilled one well and is currently drilling a second well in the Banks area. At this time Basic has no information on the productive capacity of Zenergy’s wells.
In addition to Zenergy, Amerada Hess, a subsidiary of Hess Corporation, a New York based company, has acreage in the immediate area. While Amerada has recently completed a Red River formation well offsetting Basic’s acreage, to date, Amerada has not drilled or produced the Bakken or Rival formations in this immediate area.
Outlook
The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “should,” “may,” “will,” “anticipate,” “estimate,” “intend” or “continue,” or comparable words or phrases. In addition, all statements other than statements of historical facts that address activities that Basic intends, expects or anticipates will or may occur in the future are forward-looking statements. The Company may alter or vary, all or part of, the following contemplated activities based upon changes in circumstances, unforeseen opportunities, inability to negotiate favorable acquisition, farmout, joint venture or loan terms, lack of cash flow, lack of funding and/or other events which the Company is not able to anticipate.
Regarding four vertical drilling permits filed by Missouri Basin with the North Dakota Industrial Commission, and the speculation created by these filings, to Basic’s knowledge it was never intended that these wells be drilled. As it was explained to Basic, in the competitive land situation that exists for both acreage and operations, these permits were defensive moves intended to protect Missouri Basin’s option to operate on these lands or at least to have some leverage with competitors. Land holdings, lease nominations and negotiations, title and curative issues, spacing and permit issues are complex undertakings and involve “chess-like” strategies, if not outright disinformation. Readers are cautioned that reliance on government or regulatory websites may unwittingly lead them to strategies they are little able to evaluate and conclusions they are not qualified to make.
The Company plans to re-enter the State #16-1H in order to exit the existing vertical casing and drill two horizontal legs in the Rival formation. The effort is expected to take twenty days and to cost approximately $350,000 to Basic’s 20% working interest. This test preempts the drilling permit for the Walleye #11-16H because this area will be accessed by the horizontal legs in the State #16-1H. Furthermore, previous discussions concerning plans to hydraulically fracture the vertical section in the State #16-1H wellbore are, in the near term, superseded by these plans.
Discussions are underway to also re-enter the LM #1 and attempt an operation similar to that proposed on the State #16-1H. This effort will require an expansion of the existing 160 acre spacing unit and necessitate the inclusion of Amerada Hess and Zenergy into the operation. This inclusion will dilute Basic and its partners’ interest; the extent of which is not known at this time. Internally, plans are to use the same rig that will be used on the State #16-1H and to follow immediately after that effort. This operation will be dependent on obtaining the necessary participation of current and new partners, title opinions, spacing unit alterations, drilling permits, time consumed on the State #16-1H re-entry and weather conditions in late October.
Missouri Basin anticipates having a large drilling rig available by the end December 2006. Depending on the results of the State #16-1H, Basic anticipates using this rig to drill at least one dual-leg, horizontal well to the Rival formation by year end.
In addition, Basic has some, but not all, of the acreage in the nine sections immediately offsetting both these and Zenergy’s operations. Depending on the results of the proposals discussed above, these lands are prospective. However, Basic cautions that the reservoir characteristics necessary to be commercially productive may not extend to these lands. Furthermore, there may be a structural component present at the State and LM wells that is not present on these offsetting lands that would condemn efforts there. While Basic has the desire and believes it has the funding to pursue efforts on these offsetting lands, it is premature to lay out a drilling plan citing a specific number of wells or schedule until the economic viability of this resource is established.